FIRST AMENDMENT TO LOAN AGREEMENT
THIS FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is entered into as of the 23rd day of September, 2016 (the “Amendment Date”), by and between BUENA YUMA, LLC, an Arizona limited liability company (“Borrower”), and SRE MONARCH LENDING, LLC, a Delaware limited liability company (“Lender”).
RECITALS
WHEREAS, Borrower and Lender have entered into that certain Loan Agreement dated as of March 23, 2016, as amended by that certain letter agreement dated September 21, 2016 (collectively, the “Loan Agreement”); and
WHEREAS, Borrower and Lender desire to amend the Loan Agreement on the terms and subject to the conditions set forth in this Amendment.
NOW, THEREFORE, based upon the foregoing Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
AMENDMENT
1.Defined Terms. Capitalized terms used herein but not otherwise defined in this Amendment shall have the meanings provided to such terms in the Loan Agreement (including as amended by this Amendment).
2.Amendment. The Loan Agreement is hereby amended as follows:
(a)A new definition of “Facility Additional Fee No. 1” is added immediately after the definition of “Extension Conditions”:

“ “Facility Additional Fee No. 1”: The fee in the amount of Forty-Six Thousand Six Hundred Sixty-Six and 66/100 Dollars ($46,666.66), which shall be earned on the Closing Date and shall be due and payable not later than October 24, 2016.”
(b)A new definition of “Facility Additional Fee No. 2” is added immediately after the definition of “Facility Additional Fee No. 1”:

“ “Facility Additional Fee No. 2”: The fee in the amount of Forty-Six Thousand Six Hundred Sixty-Six and 67/100 Dollars ($46,666.67), which shall be earned on the Closing Date and shall be due and payable not later than November 22, 2016.”
(c)A new definition of “Facility Additional Fee No. 3” is added immediately after the definition of “Facility Additional Fee No. 2”:

“ “Facility Additional Fee No. 3”: The fee in the amount of Forty-Six Thousand Six Hundred Sixty-Six and 67/100 Dollars ($46,666.67), which shall be earned on the Closing Date and shall be due and payable not later than December 22, 2016.”

(d)A new definition of “Facility Exit Fee” is added immediately after the definition of “Facility Exit Date”:

“ “Facility Exit Fee”: The fee in the amount of Fifty Thousand Dollars ($50,000.00), which shall be earned on the Closing Date and shall be due and payable not later than the earlier to occur of (i) the Sale of the Mortgaged Property or (ii) the Facility Exit Date.”
(e)    A new definition of “First Amendment” is added immediately after the definition of “Financing Statements”.

“ “First Amendment”: The First Amendment to Loan Agreement between Borrower and Lender.”

(f)    Section 2.3(b) is deleted in its entirety and the following is substituted in its place:

“(b) The Obligations (other than the Facility Exit Fee and any contingent obligations for which the applicable contingency has not yet occurred) shall be repaid in full on the following (“Facility Maturity Date”): (I) the earliest to occur of (i) June 23, 2016 (the “Facility Initial Maturity Date”); provided, however, if the Extension Conditions are satisfied prior to the Facility Initial Maturity Date, the maturity date of the Loan shall be extended for an additional six (6) month period to December 22, 2016 (the “Facility Extended Maturity Date”); (ii) the date Net Sales Proceeds of the Sale of the Mortgaged Property are paid to, or on the order of, the Borrower; or (iii) the date of the Sale of the Gabella Assets; (II) such earlier date as the Loan is prepaid in full or accelerated or (III) on such later date as is agreed to in writing by the Borrower and the Lender; provided, however, in the event the Mortgaged Property is not sold on or prior to the Facility Maturity Date, the Additional Interest shall be paid to the Lender at the time determined pursuant to Section 2.6 herein, and the Lender may require, in its sole and absolute discretion, that $10,000 or less of Advances Outstanding remain outstanding until the Lender receives payment in full of the Additional Interest. This Agreement, the Deed of Trust and the other Transaction Documents shall remain in full force and effect until the Additional Interest shall have been paid to the Lender.” (emphasis added)

(g)    Section 2.4 is deleted in its entirety and the following is substituted in its place:
“Section 2.4    Determination and Payment of Interest. The Borrower shall pay all then outstanding, accrued Interest no later than 3:00 p.m. Central Time on the date of the First Amendment. The Borrower shall, to the extent not previously paid by Borrower to Lender, pay to the Lender all outstanding accrued Interest and the Additional Interest on the Facility Maturity Date; provided, however, in the event the Mortgaged Property is not sold on or prior to the Facility Maturity Date, the Additional Interest shall be paid to the Lender at the time determined pursuant to Section 2.6 herein. In the event the Lender has required pursuant to Section 2.3(b) herein that $10,000 or less of Advances Outstanding remain outstanding until the Additional Interest has been paid to the Lender, the Borrower shall pay to the Lender all accrued Interest on such Advances Outstanding amount at the time the Additional Interest shall be paid to the Lender as determined pursuant to Section 2.6 herein.” (emphasis added)

(h)     A new Section 2.11(e) is added as follows:
“(e)    The Borrower shall pay: (1) the Facility Additional Fee No. 1 on or before October 24, 2016, (2) the Facility Additional Fee No. 2 on or before November 22, 2016, (3) the Facility Additional Fee No. 3 on or before December 22, 2016, and (4) the Facility Exit Fee on or before the earlier to occur of (i) the Sale of the Mortgaged Property or (ii) the Facility Exit Date. The Facility Additional Fee No. 1, Facility Additional Fee No. 2, Facility Additional Fee No. 3, and Facility Exit Fee are each non-refundable. Borrower’s obligation to pay the Facility Exit Fee shall survive the Facility Maturity Date until the Facility Exit Fee has been paid to, and received by, Lender.”
3.    Representations and Warranties. Borrower hereby represents, warrants and certifies, without qualification, that that the representations and warranties in the Transaction Documents of all parties thereto (other than the Lender) are true and correct in all material respects on and as of the Amendment Date. Borrower hereby represents and warrants that no Default or Event of Default shall exist under the Loan Agreement, any of the other Transaction Documents or this Amendment as of the Amendment Date.

4.    Release. Borrower and Guarantor hereby warrant and represent that as of the Amendment Date, (i) Borrower and Guarantor have been duly authorized to execute and deliver this Amendment; (ii) Borrower and Guarantor have no defense, offset or counterclaim with respect to the payment of any sum owed to Lender, or with respect to any agreement or covenant in the Transaction Documents; and (iii) Lender, on and as of the Amendment Date, has fully performed all obligations to Borrower and Guarantor which it may have had or has on and as of the Amendment Date. Without limiting the generality of the foregoing, Borrower and Guarantor, on its own respective behalf and on the behalf of its respective past, present and future representatives, partners, managers, members, shareholders, officers, directors, agents, employees, servants, affiliates and related companies, heirs, successors and assigns (hereinafter referred to collectively as the “Borrowing Group”), hereby waives, releases and forever discharges Lender, and its past, present and future officers, directors, subsidiary and affiliated entities or companies, agents, servants, employees, shareholders, partners, members, managers, representatives, successors, assigns, attorneys, accountants, assets and properties, as the case may be (hereinafter referred to collectively as the “Lender Group”), from and against all manner of actions, cause and causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, obligations, liabilities, costs, expenses, losses, damages, judgments, executions, claims and demands, of whatever kind and nature, in law or in equity, whether known or unknown, whether or not concealed or hidden, arising out of or relating to any matter, cause or thing whatsoever, that any of the Borrowing Group, jointly or severally, may have had, or now have or that may subsequently accrue against the Lender Group by reason of any matter or thing whatsoever that occurred, existed or may have occurred or existed on or before the Amendment Date arising out of or in any way connected to the Transaction Documents. It is acknowledged and agreed that Lender is specifically relying upon the representations, warranties, covenants and agreements contained herein and that such representations, warranties, covenants, and agreements constitute a material inducement to enter into this Amendment.
5.     Borrower further agrees to pay, promptly after request from Lender, all fees and expenses up to a maximum of $10,000.00 (collectively, the “Modification Expenses”) associated with the consummation of the transactions contemplated in this Amendment, including, without limitation, the reasonable fees and expenses of Lender’s counsel and any related expenses incurred by Lender in connection with this Amendment.
6.    Nothing contained this Amendment shall establish a custom or course of dealing. The execution and delivery of this Amendment by Lender is on a one-time basis only, and Lender shall not have any obligation to consent to any other matter or thing. By execution and delivery of this Amendment, Lender does not waive any Events of Default, defaults, or rights and remedies, all of which rights and remedies being expressly reserved by Lender.
7.    Conditions. As consideration for, and as a condition precedent to, Lender’s agreement to enter into this Amendment, Borrower shall pay concurrently with the mutual execution of this Amendment:

(a)    To Lender, an amount equal to all accrued but unpaid Interest as of the Amendment Date; and
(b)    as directed by Lender, all Modification Expenses.
8.    Loan Extension. Lender hereby acknowledges that the Extension Conditions have been satisfied prior to the Facility Initial Maturity Date and the maturity date of the Loan is hereby extended to the Facility Extended Maturity Date (as amended and restated in this Amendment).
9.    No Further Advances. Notwithstanding anything to the contrary in the Loan Agreement, the other Transaction Documents and this Amendment, on and after the Amendment Date, (i) Borrower shall not be permitted to borrow new funds of the Loan or reborrow any funds of the Loan that have been repaid, (ii) the amount of Lender’s Commitment to make Advances shall be equal to zero, and (iii) the Facility Amount shall solely mean the Advances Outstanding.
9.    No Other Changes. Except as expressly modified or waived hereby, all of the terms and provisions of the Loan Agreement and the other Transaction Documents shall remain in full force and effect. The term “this Agreement” or “Loan Agreement” and all similar references as used in each of the Transaction Documents shall hereafter mean the Loan Agreement as amended by this Amendment.
10.    Governing Law. This Amendment shall construed in accordance with and governed by the laws of the State of Illinois.
11.    Counterparts; Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile or electronic exchange of PDF signature pages), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
12.    Entirety. This Amendment and the other Transaction Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Transaction Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

BUENA YUMA, LLC, an Arizona limited liability company

By: IMH Financial Corporation,
a Delaware corporation
Its: Sole member and manager
By:________________________________
Lawrence D. Bain
Its: Chief Executive Officer

LENDER:

SRE MONARCH LENDING, LLC, a Delaware limited liability company

By: Singerman Real Estate Management
Company, L.P., its Manager
By: Singerman Real Estate, LLC, its
General Partner

By:________________________________
Name: Seth Singerman
Title: Manager